Exhibit 32

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

In connection with the Annual Report of LTC Properties, Inc. (or the Company) on Form 10‑K for the period ending December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (or the Report), I, Wendy L. Simpson, Chairman, Chief Executive Officer and President of the Company, and I, Pamela J. Kessler, Executive Vice President, Chief Financial Officer and Corporate Secretary of the Company, certify solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 22, 2016	/s/ Wendy L. Simpson
Wendy L. Simpson Chairman, Chief Executive Officer and President

Date: February 22, 2016	/s/ Pamela J. Kessler
Pamela J. Kessler Executive Vice President, Chief Financial Officer and Corporate Secretary

This certification is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Act of 1934 (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.